Exhibit 99.1

News Release

For Immediate Release

bioAffinity Technologies Presents Proprietary Cancer Therapeutic Research at Joint ASCB-EMBO Meeting

bioAffinity reports on a potential therapeutic approach that kills cancer cells without harm to normal cells

SAN ANTONIO, TX – Dec. 1, 2022 – bioAffinity Technologies, Inc. (NASDAQ: BIAF; BIAFW), a biotechnology company addressing the need for noninvasive diagnosis of early-stage cancer and diseases of the lung and targeted cancer treatment, today announced that David Elzi, Ph.D., bioAffinity Vice President of Research, will discuss his research into a possible mechanism by which the knock down of two genes kills cancer cells with little or no effect on normal cells at Cell Bio, a joint meeting of the American Society for Cell Biology (ASCB) and European Molecular Biology Organization (EMBO), in Washington, D.C., on Dec. 3-7, 2022. Dr. Elzi’s research supports the Company’s development of broad-spectrum cancer therapeutics.

Dr. Elzi will present a poster titled “Reassessing Cobalamin Requirements in Cell Culture” on Monday, Dec. 5, 2022, from 12:15 p.m. to 1:45 p.m. EST at the Walter E. Reed Convention Center in Washington, D.C.

“bioAffinity’s research is important in better understanding the foundation of our therapeutic platforms as it examines one potential mechanism for how silencing the genes CD320 and LRP2 together kills cancer cells but leaves normal cells unharmed,” Dr. Elzi said.

“We previously reported on the Company’s design and use of siRNAs to kill multiple cancers at the cellular level, including prostate, lung, breast, brain and skin cancers, without harm to normal cells,” said bioAffinity President and CEO Maria Zannes. “We have reported on how to deliver the potential therapy. Dr. Elzi’s recent research that will be presented next week at Cell Bio looks at why it works.”

Cell Bio 2022, the joint meeting of the ASCB and EMBO, will showcase a diverse global community of the brightest minds in cell biology in person, Dec. 3-7, 2022, in Washington, D.C. The unique meeting focuses on cell biology as the fundamental basis of biology as well as sessions on emerging interdisciplinary topics.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. (NASDAQ: BIAF; BIAFW) addresses the need for noninvasive diagnosis of early-stage cancer and diseases of the lung, and targeted cancer treatment. The Company’s first product, CyPath® Lung, is a non-invasive test that has shown high sensitivity and specificity for the detection of early-stage lung cancer. Precision Pathology Services licensed and developed CyPath® Lung as a Laboratory Developed Test (LDT) and has begun test marketing in Texas. OncoSelect® Therapeutics, LLC, a subsidiary of bioAffinity Technologies, is advancing its discoveries shown in vitro to kill cancer cells without harm to normal cells. Research and optimization of the Company’s platform technologies are conducted in its laboratories at The University of Texas at San Antonio.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated use of proceeds from the Company’s offering of common shares. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts:

Company Contact:

Maria Zannes, President & Chief Executive Officer

mz@bioaffinitytech.com

Investor Relations Contact:

Tiberend Strategic Advisors, Inc.

Jonathan Nugent

jnugent@tiberend.com

or

David Irish

dirish@tiberend.com